Exhibit 10.5

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (as amended, supplemented, restated and/or modified from time to time, this “Agreement”) is entered into as of ___________, 2022 (the “Execution Date”), by and among Northann Corp., a Nevada corporation (the “Company”), and each investor identified on Appendix A hereto (each, including its successors and assigns, an “Investor” and collectively, the “Investors”).

BACKGROUND

WHEREAS, pursuant to the authorization of the Company’s Board of Directors, the Company is offering (the “Offering”) 7% secured convertible promissory note(s) (the “Notes”) with a total principal amount of up to $3,500,000, convertible into the common stock, $0.001 par value per share, of the Company (the “Common Stock”) at an initial conversion price per share of $3.50 and warrants (the “Warrants”) to purchase up to 1,000,000 shares of Common Stock at an initial exercise price per share of $3.50. The Notes, the Warrants and the Investor Shares (as defined below) are collectively referred to as the “Securities”. The total purchase price of the securities is up to $3,500,000.

WHEREAS, the Securities are being offered on a “reasonable best efforts” basis with respect to a maximum of $3,500,000 (the “Maximum Offering Amount”) and without any minimum, to a limited number of “accredited investors” (as that term is defined by Rule 501(a) of Regulation D (“Regulation D”) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the SEC under the Securities Act;

WHEREAS, the Company has retained Univest Securities, LLC to act as its exclusive placement agent in connection with the sale of the Notes and accompanying Warrants pursuant to this Agreement (the “Placement Agent”);

WHEREAS, the minimum investment amount that may be purchased by an Investor is an aggregate minimum purchase price of $35,000, unless the Company and the Placement Agent waive such requirement in their sole discretion; and

WHEREAS, the Company desires to issue and sell the Notes and accompanying Warrants to the Investors at one or more Closing (as defined below) as set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1.           DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Acquisition” means the acquisition by the Company or any direct or indirect Subsidiary of the Company of a majority of the Equity Interests or substantially all of the assets and business of any Person, whether by direct purchase of Equity Interests, asset purchase, merger, consolidation or like combination.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the preamble.

“Blank Check Preferred Stock” has the meaning set forth in Section 3.4(a).

“Board of Directors” has the meaning set forth in the Background section.

“Business Day” means any day other than a Saturday, Sunday or any other day on which the Federal Reserve Bank of New York is closed in New York City.

“Capital Stock” means the Common Stock, Blank Check Preferred Stock, Series A Preferred Stock and any other classes of capital stock of the Company.

“Change of Control” means, with respect to the Company:

(a)	a change in the composition of the Board of Directors of the Company at a single shareholder meeting where a majority of the individuals that were directors of the Company immediately prior to the start of such shareholder meeting are no longer directors at the conclusion of such meeting;

(b)	a change in composition of the Board of Directors of the Company prior to the termination of this Agreement where a majority of the individuals that were directors as of the date of this Agreement cease to be directors of the Company prior to the termination of this Agreement;

(c)	unless their replacements shall be approved by an Investor in an Investor’s sole discretion, any two of the individuals who are the Chief Executive Officer, President or Chairman of the Board of Directors as of the date of this Agreement cease to hold such position at any time prior to the termination of this Agreement;

(d)	other than a shareholder that holds such a position at the date of this Agreement, if a Person comes to have beneficial ownership, control or direction over more than forty percent (40%) of the voting rights attached to any class of voting securities of the Company; or

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(e)	the sale or other disposition by the Company or any of its Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of their respective assets.

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” has the meaning set forth in Section 2.1.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the preamble.

“Company Patent Security Agreement” means a patent security agreement, substantially in the form attached hereto as Exhibit B.

“Company Trademark Security Agreement” means a trademark security agreement, substantially in the form attached hereto as Exhibit C.

“Conversion Shares” means the shares of Common Stock issuable upon the full or any partial conversion of the Note.

“Equity Interests” means and includes capital stock, membership interests and other similar equity securities, and shall also include warrants or options to purchase capital stock, membership interests or other equity interests.

“Escrow Agent” means Ortoli Rosenstadt LLP, with offices at 366 Madison Avenue, 3rd Floor, New York, NY 10017.

“Escrow Agreement” means the escrow agreement entered into, by and among the Company, the Escrow Agent pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

“Event” means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts.

“Event of Default” has the meaning set forth in Section 7.1.

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“Exempted Securities” means (a) shares of Common Stock or rights, warrants or options to purchase Common Stock issued in connection with any Acquisition, (b) equity securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock, (c) shares of Common Stock or rights, warrants or options to purchase Common Stock issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors (“Equity Plans”), or (d) shares of Common Stock actually issued upon the exercise of options or shares of Common Stock actually issued upon the conversion or exchange of any securities convertible into Common Stock, in each case provided that such issuance is pursuant to the terms of the applicable option or convertible security.

“Holder Representative” means the representative selected by a Majority in Interest of the Investors to represent their interests upon the occurrence and continuance of an Event of Default. To this end, the Representative shall thereafter be able to act on behalf of the Investors and pursue remedies under any Transaction, amend or waive any provision under any of the Transaction Documents or otherwise act on behalf of the Investors.

“HSR Act” has the meaning set forth in Section 5.16.

“Investor” and “Investors” have their respective meanings set forth in the preamble.

“Investor Group” shall mean an Investor plus any other Person with which an Investor is considered to be part of a group under Section 13 of the 1934 Act or with which an Investor otherwise files reports under Sections 13 and/or 16 of the 1934 Act.

“Investor Party” has the meaning set forth in Section 5.12(a).

“Investor Shares” means the Conversion Shares, the Warrant Shares and any other shares issued or issuable to an Investor pursuant to this Agreement or any of the Securities.

“IP Rights” has the meaning set forth in Section 3.10.

“Law” means any law, rule, regulation, order, judgment or decree, including, without limitation, any federal and state securities Laws.

“Losses” has the meaning set forth in Section 5.12(a).

"Majority in Interest of the Investors” means those Investors holding fifty-one percent (51%) of the aggregate subscription amounts of the Note at the time the approval or consent of the Investors is being sought.

“Material Adverse Effect” means any material adverse effect on (i) the businesses, properties, assets, prospects, operations, results of operations or financial condition of the Company, or the Company and the Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or under the Securities; in this regard, any the following shall be deemed either alone or in combination to constitute, and any of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) any adverse effect resulting from or arising out of general economic conditions; (b) any adverse effect resulting from or arising out of general conditions in the industries in which the Company and the Subsidiaries operate; (c) any adverse effect resulting from any changes to applicable Law; or (d) any adverse effect resulting from or arising out of any pandemic or similar emergency, transportation disruption, strike or labor disruption, natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof.

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“Maximum Percentage” means 4.99%; provided, that if at any time after the date hereof an Investor Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act (excluding any Equity Interests deemed beneficially owned by virtue of the Notes and accompanying Warrants), then the Maximum Percentage shall automatically increase to 9.99% so long as an Investor Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon an Investor Group ceasing to own in excess of 4.99% of such class of Equity Interests).

“Money Laundering Laws” has the meaning set forth in Section 3.25.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Note” or “Notes” means a Note substantially in the form attached hereto as Exhibit G.

“OFAC” has the meaning set forth in Section 3.23.

“Offer Notice” has the meaning set forth in Section 10.1.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prepayment Right” shall have the meaning set forth in Section 2.4.

“Proceedings” has the meaning set forth in Section 3.6.

“Prohibited Transaction” means a transaction with a third party or third parties in which the Company issues or sells (or arranges or agrees to issue or sell):

(a)          any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive shares of the Company’s Capital Stock:

(i)          at a conversion, repayment, exercise or exchange rate or other price that is based on, and/or varies with, a discount to the future trading prices of, or quotations for, shares of Common Stock; or

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(ii)         at a conversion, repayment, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events (other than warrants that may be repriced by the Company); or

(b)          any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favorable than those granted to such investor in such first transaction or series of related transactions;

and are deemed to include transactions generally referred to as at-the-market transactions (ATMs) or equity lines of credit and stand-by equity distribution agreements, and convertible securities and loans having a similar effect. Notwithstanding the foregoing, and for the avoidance of doubt, rights issuances, shareholder purchase plans, Equity Plans, convertible securities, or issuances of Equity Interests, based on the trading price of the Common Stock on the Trading Market but each at a fixed price per share, shall not be deemed to be a Prohibited Transaction.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of an Investor Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Qualified Financing” means an equity financing pursuant to which the Company sells New Securities, with a gross aggregate amount of securities sold of not less than $5,000,000, excluding any and all indebtedness under the Notes that is converted into the New Securities, and with the principal purpose of raising capital, provided that the Company is listed on a Trading Market.

“register,” “registered” and “registration” refer to a registration made pursuant to the Registration Rights Agreement by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

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“Registrable Securities” means, as of any date of determination, (a) all of the Conversion Shares then issued and issuable upon conversion in full of the Notes (assuming on such date the Notes are converted in full without regard to any conversion limitations therein), (b) all shares of Common Stock issued and issuable as interest or principal on the Notes assuming all permissible interest and principal payments are made in shares of Common Stock and the Notes are held until maturity, (c) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Notes (without giving effect to any limitations on conversion set forth in the Notes), (d) all of the Warrant Shares then issued and issuable upon exercise in full of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (e) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Warrants (without giving effect to any limitations on exercise set forth in the Warrants), and (f) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities, any securities upon the exercise, conversion or exchange of or as a dividend upon which such securities were issued, or any securities issuable upon the exercise, conversion or exchange of, or as a dividend upon such securities, were at no time during the prior 90 days held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company. For the avoidance of doubt, any such Registrable Securities shall cease to be Registrable Securities after one (1) year from the date the Registration Statement is declared effective by the SEC.

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"Registration Rights Agreement” means a registration rights agreement substantially in the form attached hereto as Exhibit F.

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any Investor Shares pursuant to the provisions of this Agreement, including the Prospectus and amendments and supplements to such Registration Statement, and including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Reverse Split” has the meaning set forth in Section 5.21.

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning set forth in the Background section.

“Securities Act” has the meaning set forth in the Background section.

“Securities Termination Event” means either of the following has occurred:

(a)          trading in securities generally in the United States has been suspended or limited for a consecutive period of greater than ten (10) Trading Days; or

(b)          a banking moratorium has been declared by the United States or the New York State authorities and is continuing for a consecutive period of greater than three (3) Business Days.

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“Security Agreement” means a security agreement, substantially in the form attached hereto as Exhibit A.

“Series A Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.001 per share.

“Stockholder Approval” shall mean the approval of such number of the holders of the outstanding shares of Company’s voting Common Stock as required by the Company’s bylaws (the “Bylaws”) and the Nevada Revised Statutes: (a) if and to the extent legally required, to amend the Company’s articles of incorporation, as amended (“Articles of Incorporation”), to increase the number of authorized shares of Common Stock by at least the number of shares of Common Stock equal to the number of Shares issuable hereunder, (b) to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of Investor Shares (as such term is defined in each of such documents) issued and potentially issuable to an Investor thereunder, all as may be required by the applicable rules and regulations of the Trading Market (or any successor entity).

“Subsidiaries” and “Subsidiary” have the meaning set forth in Section 3.4(b).

“Subsidiary Guaranty” means a guaranty in favor of the Investors, substantially in the form attached hereto as Exhibit D.

“Subsidiary Security Agreement” means a security agreement with the Investors, substantially in the form attached hereto as Exhibit E.

“Subscription Amount” means, as to any Investor, the aggregate amount to be paid for the Notes and accompanying Warrants purchased hereunder as specified on Appendix A.

“Subsequent Financing” means to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents by the Company and shall not include the issuance of Common Stock or Common Stock Equivalents in an underwritten public offering.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, NYSE American, or the Nasdaq Stock Market (including the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market), the OTC Bulletin Board, the OTC QB Marketplace or the OTC QX Marketplace (or any successors to any of the foregoing), on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Escrow Agreement, the Registration Rights Agreement, the Security Agreement, the Company Patent Security Agreement, the Company Trademark Security Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreement, and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

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“Warrants” means the warrants substantially in the form attached hereto as Exhibit H.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2.           PURCHASE AND SALE OF THE NOTE AND THE WARRANT.

2.1          Purchase and Sale of the Notes and accompanying Warrants.

(a)          Subject to the terms and conditions set forth herein, the Company agrees to sell up to $3,500,000 in Notes and accompanying Warrants. The initial closing of this Offering and each other closing of this offering is referred to as a “Closing” and the applicable date associated with a Closing is referred to as a “Closing Date”). The Company and the Placement Agent have mutually determined the timing of the initial Closing and will mutually determine the timing of each Closing thereafter. Each Closing hereunder, including payment for and delivery of the Notes and accompanying Warrants, shall, unless otherwise agreed to by the Company and the Placement Agent, take place remotely via the exchange of documents and signatures, subject to satisfaction or waiver of the conditions set forth in Section 6.

(b)          The Investors and the Company agree that for U.S. federal income tax purposes and applicable state, local and non-U.S. tax purposes, the applicable subscription amount shall be allocable between the securities comprising the Notes and accompanying Warrants based on the relative fair market values thereof. Neither any Investor nor the Company shall take any contrary position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of taxes, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”), or any analogous provision of applicable state, local or non-U.S. law.

2.2          Closing. On the applicable Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell at the applicable Closing, and the indicated Investor(s), severally and not jointly, agree to purchase at the applicable Closing, for each Investor equal to such Investor’s subscription amount for the applicable Closing as set forth on Appendix A hereto, and the principal amount of a Note and Warrants. Each Investor purchasing the Notes and accompanying Warrants on applicable Closing Date shall deliver to the Escrow Agent such Investor’s subscription amount by wire transfer of immediately available funds in accordance with the Escrow Agent’s written wire instructions, and the Company shall deliver to each Investor its respective Note and accompanying Warrants, and the Company and each Investor shall deliver the other items set forth in Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Section 6, the applicable Closing shall occur remotely by exchange of documents or in such other manner and/or at such location as the Company and the Placement Agent shall mutually agree.

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2.3          Deliverables.

(a)          On or prior to the Initial Closing Date or any subsequent Closing Date (except as noted and unless previously delivered prior thereto), the Company delivered or cause to be delivered to each Investor the following:

(i)          this Agreement duly executed by the Company;

(ii)         the specified Notes, duly executed by the Company, having the respective principal amounts set forth on Appendix A, registered in the name of the specified Investor;

(iii)        the specified Warrants duly executed by the Company, in the amounts of Warrants set forth on Appendix A, registered in the name of the specified Investor;

(iv)        the Security Agreement duly executed by the Company;

(v)         the Company Patent Security Agreement, duly executed by the Company;

(vi)        the Company Trademark Security Agreement, duly executed by the Company;

(vii)       the Subsidiary Guaranty Agreement duly executed by the Subsidiaries;

(viii)      the Subsidiary Security Agreement duly executed by the Subsidiaries; and

(ix)         the Registration Rights Agreement duly executed by the Company.

(x)          an officer’s certificate and compliance certificate, each in a form reasonably acceptable to the Placement Agent’s counsel; and

(xi)         such other opinions, certificates, including a Secretary’s Certificate, statements, including, without limitation, a closing statement, and agreements as the Placement Agent’s counsel may reasonably require.

(b)          On or prior to the Initial Closing Date or any subsequent Closing Date, each Investor signatory to the specified agreement shall deliver or cause to be delivered to the Company or the Escrow Agent, as applicable, the following:

(xii)        this Agreement duly executed by such Investor;

(xiii)       to the Escrow Agent, the applicable Investor’s subscription amount for its Notes and accompanying Warrants;

(xiv)      the Security Agreement duly executed by such Investor;

(xv)       the Company Patent Security Agreement, duly executed by such Investor;

(xvi)      the Company Trademark Security Agreement, duly executed by such Investor;

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(xvii)     the Subsidiary Guaranty Agreement, if and as applicable, duly executed by such Investor;

(xviii)    the Subsidiary Security Agreement duly executed by such Investor;

(xix)       the Registration Rights Agreement duly executed by such Investor;

2.4          Prepayment Right. As set forth in the Note, the Company may, at its election, prepay the principal amount of this Notes in the amount equal to 125% of the then outstanding principal amount plus applicable interest.

2.5          Senior Obligation. As an inducement for the Investors to enter into this Agreement and to purchase the Notes and accompanying Warrants, all obligations of the Company pursuant to this Agreement and the Securities shall be secured by a first priority security interest in and lien upon all assets of the Company and the Subsidiaries, except that such priority security interest shall be junior to the security interest of the existing bank loans as set forth in Schedule 3.12.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Investor and covenants with each Investor that, the following representations and warranties are true and correct:

3.1          Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the Laws of the State of Nevada and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. Each Subsidiary is duly formed and validly existing in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or limited liability company power and authority, as applicable, to own its properties and to carry on its business as now being conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.2          Authorization; Enforcement; Compliance with Other Instruments. Each of the Company and the Subsidiaries has the requisite corporate or limited liability company power, as applicable, and authority to execute the Transaction Documents to which it is a party, in the case of the Company, to issue and sell the Notes and accompany Warrants pursuant hereto, and, in both cases, to perform its obligations under the Transaction Documents to which it is a party, including, in the case of the Company, issuing the Investor Shares on the terms set forth in this Agreement. The execution and delivery of the Transaction Documents to which it is a party by the Company and each Subsidiary and the issuance and sale by the Company of the Securities pursuant hereto, including without limitation, the reservation of the Conversion Shares and the Warrant Shares for future insuance, have been duly and validly authorized by the Company’s Board of Directors for itself and in its capacity as the member manager or director of each Subsidiary and no further consent or authorization is required by the Company, its Board of Directors, its stockholders, any Subsidiary or any other Person in connection therewith. The Transaction Documents have been duly and validly executed and delivered by the Company and each Subsidiary and constitute valid and binding obligations of each of the Company and the Subsidiaries, enforceable against the Company and each Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

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3.3          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and each Subsidiary and the issuance and sale of the Notes and accompanying Warrants by the Company hereunder will not (a) conflict with or result in a violation of the Articles of Incorporation or Bylaws or any Subsidiary's certificate of formation or organizational documents, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material agreement to which the Company or any of the Subsidiaries is a party or (c) subject to the making of the filings referred to in Section  5, and, violate in any material respect any Law or any rule or regulation of the Trading Market applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected. Assuming the accuracy of each Investor’s representations in Section 4 and subject to the making of the filings referred to in Section 5, (i) no approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party (including the Trading Market) in connection with the issuance of the Notes and accompanying Warrantsand the other transactions contemplated by this Agreement (including the issuance of the Conversion Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants) and (ii) the issuance of the Notes and the Warrants, and the issuance of the Conversion Shares upon the conversion of the Notes and the Warrant Shares upon exercise of the Warrants will be exempt from the registration and qualification requirements under the Securities Act and all applicable state securities Laws.

3.4          Capitalization and Subsidiaries.

(a)          The authorized Capital Stock of the Company consists of: (i) 400,000,000 shares of Common Stock, (ii) 20,000,000 shares of Series A Preferred Stock, and (iii) 80,000,000 shares of blank check preferred to be designated by the Board of Directors (the “Blank Check Preferred Stock”). As of the date of this Agreement: (A) 40,000,000 shares of Common Stock were issued and outstanding, (B) 10,000,000 shares of Series A Preferred Stock were issued and outstanding, (C) no shares of Blank Check Preferred Stock were issued and outstanding, (D) and there are no other securities that are convertible or exercisable into the Common Stock, the Series A Preferred Stock or Blank Check Preferred Stock, not including the Notes and accompany Warrants offered pursuant to this Agreement.  The Company shall duly reserve up to 2,000,000 shares of Common Stock for issuance upon conversion of the Notes and shall duly reserve 2,000,000 shares of Common Stock for issuance upon exercise of the Warrants. The Conversion Shares, when issued upon conversion of the Notes in accordance with their terms, and the Warrant Shares, if and when issued upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. No shares of the Company’s Capital Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.  The Articles of Incorporation and Bylaws are in effect as of the date hereof.  The Company is not in violation of any provision of its Articles of Incorporation or Bylaws.

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(b)          Schedule 3.4(b) lists each direct and indirect subsidiary of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”) and indicates for each Subsidiary (i) the authorized capital stock or other Equity Interest of such Subsidiary as of the date hereof, (ii) the number and kind of shares or other ownership interests of such Subsidiary that are issued and outstanding as of the date hereof, and (iii) the owner of such shares or other ownership interests. No Subsidiary has any outstanding stock options, warrants or other instruments pursuant to which such Subsidiary may at any time or under any circumstances be obligated to issue any shares of its capital stock or other Equity Interests. Each Subsidiary is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own its properties and to carry on its business as now being conducted.

(c)          Neither the Company nor any Subsidiary is bound by any agreement or arrangement pursuant to which it is obligated to register the sale of any securities under the Securities Act. There are no outstanding securities of the Company or any of the Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem or purchase any security of the Company or any Subsidiary. There are no outstanding securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Note, the Warrant or the Investor Shares. Neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(d)          The issuance and sale of any of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any other Person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding securities.

3.5          [Reserved]

3.6          Litigation and Regulatory Proceedings. There are no material actions, causes of action, suits, claims, proceedings, inquiries or investigations (collectively, “Proceedings”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of the Subsidiaries, threatened against or affecting the Company or any of the Subsidiaries, the Common Stock or any other class of issued and outstanding shares of the Company’s Capital Stock, or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such and, to the knowledge of the executive officers of the Company, there is no reason to believe that there is any basis for any such Proceeding.

3.7          No Undisclosed Events, Liabilities or Developments. No event, development or circumstance has occurred or exists, or to the knowledge of the executive officers of the Company is reasonably anticipated to occur or exist that (a) would reasonably be anticipated to have a Material Adverse Effect or (b) would be required to be disclosed by the Company under applicable securities Laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

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3.8          Compliance with Law. The Company and each of the Subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all applicable Laws.

3.9          Employee Relations. Neither the Company nor any Subsidiary is involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

3.10        Intellectual Property Rights. The Company and each Subsidiary owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “IP Rights”) necessary to conduct their respective businesses as now conducted. None of the material IP Rights of the Company or any of the Subsidiaries are expected to expire or terminate within three (3) years from the date of this Agreement. Neither the Company nor any Subsidiary is infringing, misappropriating or otherwise violating any IP Rights of any other Person. No claim has been asserted, and no Proceeding is pending, against the Company or any Subsidiary alleging that the Company or any Subsidiary is infringing, misappropriating or otherwise violating the IP Rights of any other Person, and, to the Company’s knowledge, no such claim or Proceeding is threatened, and the Company is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. The Company and the Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material IP Rights.

3.11        Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all permits, licenses or other approvals required of them under all such Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval.

3.12        Title to Assets. The Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects except those set forth on Schedule 3.12. Any real property and facilities held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

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3.13        [Reserved]

3.14        Regulatory Permits. The Company and the Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits with respect to which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15        No Materially Adverse Contracts, Etc. To the knowledge of the Company’s officers, neither the Company nor any of the Subsidiaries is (a) subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect or (b) a party to any contract or agreement which in the judgment of the Company’s management has or would reasonably be anticipated to have a Material Adverse Effect.

3.16        Taxes. The Company and the Subsidiaries each has made or filed, or caused to be made or filed, all United States federal, and applicable state, local and non-U.S. tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, required to be paid by it, regardless of whether such amounts are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which it has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the knowledge of the Company, there is no basis for any such claim.

3.17        Solvency. After giving effect to the receipt by the Company of the proceeds from the transactions contemplated by this Agreement (a) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; and (b) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.

3.18        Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.19        [Reserved]

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3.20        No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Note pursuant to this Agreement.

3.21        Acknowledgment Regarding each Investor’s Purchase of the Notes and accompanying warrants. The Company’s Board of Directors has approved the execution of the Transaction Documents and the issuance and sale of the Notes and accompanying Warrants, based on its own independent evaluation and determination that the terms of the Transaction Documents are reasonable and fair to the Company and in the best interests of the Company and its stockholders. The Company is entering into this Agreement, the Security Agreement, the Company Patent Security Agreement and the Company Trademark Security Agreement and is issuing and selling the Notes and accompanying Warrants voluntarily and without economic duress. The Company has had independent legal counsel of its own choosing review the Transaction Documents and advise the Company with respect thereto. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Notes and accompanying warrants and the transactions contemplated hereby and that neither such Investor nor any person affiliated with such Investor is acting as a financial advisor to, or a fiduciary of, the Company (or in any similar capacity) with respect to execution of the Transaction Documents or the issuance of the Notes and accompanying warrants or any other transaction contemplated hereby.

3.22        No Brokers’, Finders’ or Other Advisory Fees or Commissions. Except as set forth in Schedule 3.22, no brokers, finders or other similar advisory fees or commissions will be payable by the Company or any Subsidiary or by any of their respective agents with respect to the issuance of the Note or any of the other transactions contemplated by this Agreement.

3.23        OFAC. None of the Company nor any of the Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company and/or any Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use any proceeds received from the Investors, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

3.24        No Foreign Corrupt Practices. None of the Company or any of the Subsidiaries has, directly or indirectly: (a) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental authority of any jurisdiction except as otherwise permitted under applicable Law; or (b) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its Subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

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3.25        Anti-Money Laundering. The operations of each of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority involving the Company or its Subsidiaries with respect to any of the Money Laundering Laws is, to the best knowledge of the Company, pending, threatened or contemplated.

3.26        Disclosure. The Company confirms that neither it, nor to its knowledge, any other Person acting on its behalf has provided any Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that each Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosures provided to any Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.           REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor represents and warrants to the Company as follows:

4.1          Organization and Qualification. Such Investor, if it is not an individual, is duly organized and validly existing in good standing under the laws of the state of organization.

4.2          Authorization; Enforcement; Compliance with Other Instruments. Such Investor has the requisite power and authority to enter into this Agreement, the Security Agreement, the Company Patent Security Agreement and the Company Trademark Security Agreement and to perform its obligations under the Transaction Documents. The execution and delivery by such Investor of the Transaction Documents to which it is a party, if and as applicable, have been duly and validly authorized by such Investor’s governing body and no further consent or authorization is required. The Transaction Documents to which it is a party have been duly and validly executed and delivered by such Investor and constitute valid and binding obligations of such Investor, enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

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4.3          No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by such Investor and the purchase of the Notes and accompanying Warrants by such Investor will not (a) if and as applicable, conflict with or result in a violation of such Investor’s organizational documents, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which such Investor is a party, or (c) violate any Law applicable to such Investor or by which any of such Investor’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Notes and accompanying Warrants and the other transactions contemplated by this Agreement.

4.4          Investment Intent; Accredited Investor. Such Investor is purchasing the Notes and accompanying Warrants for its own account, for investment purposes, and not with a view towards distribution. The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the Securities Act. Such Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in the Notes and accompanying Warrants and the Investor Shares and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time.

4.5          Opportunity to Discuss. Such Investor has received all materials relating to the business, finance and operations of the Company and the Subsidiaries as it has requested and has had an opportunity to discuss the business, management and financial affairs of the Company and the Subsidiaries with the Company’s management. In making its investment decision, such Investor has relied solely on its own due diligence performed on the Company by its own representatives.

4.6          No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, such Investor makes no other representations or warranties to the Company.

5.           OTHER AGREEMENTS OF THE PARTIES.

5.1          Legend.  The certificates representing the Securities sold pursuant to this Agreement will be imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.”

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5.2          Furnishing of Information. As long as an Investor owns the Securities and after the Company becomes a reporting company under section 12, 13 or 15(d) of the 1934 Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act. As long as an Investor owns Securities and after the Company becomes a reporting company under section 12, 13 or 15(d) of the 1934 Act, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to such Investor and make publicly available in accordance with Rule 144(c) such information as is required for such Investor to sell Investor Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Investor Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or other applicable exemptions.

5.3          [Reserved]

5.4          Notification of Certain Events. The Company shall give prompt written notice to the Investors of (a) the occurrence or non-occurrence of any Event, the occurrence or non-occurrence of which would render any representation or warranty of the Company or and Subsidiary contained in this Agreement or any other Transaction Document, if made on or immediately following the date of such Event, untrue or inaccurate in any material respect, (b) the occurrence of any Event that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect, (c) any failure of the Company or any Subsidiary to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any Event that would otherwise result in the nonfulfillment of any of the conditions to the Investors’ obligations hereunder, (d) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or (e) any Proceeding pending or, to the Company’s knowledge, threatened against a party relating to the transactions contemplated by this Agreement or any other Transaction Document.

5.5          Available Stock. The Company shall at all times keep authorized and reserved and available for issuance, free of preemptive rights, such number of shares of Common Stock as are issuable upon conversion of the Note and exercise of the Warrants at any time. If the Company determines at any time that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 5.5, the Company shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock by seeking Stockholder Approval for the authorization of such additional shares.

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5.6          Use of Proceeds. The Company will use the proceeds from the sale of the Notes and accompanying Warrants, net of expenses, for working capital and general corporate needs.

5.7          [Reserved]

5.8          Intercreditor Agreement. In the event that the Company or any Subsidiary incurs debt or issues convertible debt securities to a seller as partial consideration paid to such seller in connection with an Acquisition, unless otherwise waived in writing by a Majority of Interest of the Investors, as a condition to consummation of such Acquisition, the holder of such debt or convertible debt securities shall enter into an intercreditor agreement with the Company and the Investors on terms reasonably satisfactory to a Majority of Interest of the Investors.

5.9          No Shorting. So long as such Investor continues to hold the Note, the Warrants or any portion thereof, such Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock and will not, either directly or indirectly through its Affiliates, principals or advisors, engage in any short sales or other similar hedging transactions with respect to the Common Stock.

5.10        Prohibited Transactions. The Company hereby covenants and agrees not to enter into any Prohibited Transactions without the prior written consent of a Majority in Interest of the Investors, until the earlier of (a) thirty (30) days after such time as the Notes have been repaid in full and/or has been converted into Conversion Shares and (b) the date on which such Investor ceases to hold any shares of Common Stock or have the right to acquire any shares of Common Stock, including by exercise of the Warrants.

5.11        [Reserved]

5.12        Indemnification of the Investors.

(a)          The Company will indemnify and hold each Investor, its Affiliates and their respective directors, officers, managers, shareholders, members, partners, employees and agents and permitted successors and assigns (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation and defense (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to:

(i)          any breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document;

(ii)         any misrepresentation made by the Company in any Transaction Document;

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(iii)        any omission to state any material fact necessary in order to make the statements made in any SEC Document, in light of the circumstances under which they were made, not misleading;

(iv)        any Proceeding before or by any court, public board, government agency, self-regulatory organization or body based upon, or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents or the consummation of the transactions contemplated thereby, and whether or not such Investor is party thereto by claim, counterclaim, crossclaim, as a defendant or otherwise, or if such Proceeding is based upon, or results from, any of the items set forth in clauses (i) through (iii) above.

(b)          In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

(c)          The provisions of this Section 5.12 shall survive the termination or expiration of this Agreement.

5.13        Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. To the extent the Company provides an Investor with material, non-public information, the Company shall publicly disclose such information within three (3) Business Days of providing the information to such Investor; provided, however, in the event that such material non-public information is provided to such Investor pursuant to Section 10, the Company shall publicly disclose such information within twenty (20) Business Days of providing the information to such Investor. The Company understands and confirms that each Investor shall be relying on the foregoing representation in effecting transactions in securities of the Company.

5.14        Set-Off.

(a)          Each Investor may set off any of its obligations to the Company (whether or not due for payment), against any of the Company’s obligations to such Investor (whether or not due for payment) under this Agreement and/or any other Transaction Document.

(b)          Each Investor may do anything necessary to effect any set-off undertaken in accordance with this Section 5.14 (including varying the date for payment of any amount payable by such Investor to the Company).

6.           CLOSING CONDITIONS

6.1          Conditions Precedent to the Obligations of the Investors. The obligation of an Investor to fund the Notes and accompanying Warrants at a Closing is subject to the satisfaction or waiver by an Investor, at or before such Closing, of each of the following conditions:

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(a)          Required Documentation. The Company must have delivered to the Investors copies of all resolutions duly adopted by the Board of Directors of the Company, or any such other documentation of the Company approving the Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby.

(b)          Consents and Permits. The Company must have obtained and delivered to the Investors copies of all necessary permits, approvals, and registrations necessary to effect this Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby, including pursuant to Section 3.14 of this Agreement.

(c)          [Reserved]

(d)          No Event(s) of Default. The Investors must be of the reasonable opinion that no Event of Default has occurred and no Event of Default would result from the execution of this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby.

(e)          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of such Closing as though made on and as of such date;

(f)          Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to such Closing;

(g)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(h)          [Reserved]

(i)           Limitation on Beneficial Ownership. The issuance of the Notes and accompanying Warrants shall not cause any Investor Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage of the Equity Interests of such class that are outstanding at such time.

(j)           Perfection of Security Interest. The Investors shall have, to their satisfaction, perfected the security interest granted in the assets and collateral of the Company and its Subsidiaries described in the Security Agreement, the Company Patent Security Agreement, the Company Trademark Security Agreement, and the Subsidiary Security Agreement.

(k)          Funds Flow Request. The Company shall have delivered to the Investors a flow of funds request, substantially in the form set out in Exhibit I.

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6.2          Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue the Notes and accompanying Warrants at a Closing is subject to the satisfaction or waiver by the Company, at or before such Closing, of each of the following conditions:

(a)          Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of such Closing Date as though made on and as of such date;

(b)          Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to such Closing; and

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.           EVENTS OF DEFAULT

7.1          Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Agreement:

(a)          an Event of Default under the Notes or any other Transaction Document;

(b)          any of the representations or warranties made by the Company or any Subsidiary or any of their respective agents, officers, directors, employees or representatives in any Transaction Document or public filing being inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, or any certificate or financial or other written statements furnished by or on behalf of the Company or any Subsidiary to the Investors or any of its representatives, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made, or on any Closing Date; or

(c)          a failure by the Company to comply with any of its covenants or agreements set forth in this Agreement, including those set forth in Section 10.

7.2          Investor Right to Investigate an Event of Default. If in reasonable opinion of a Majority of Interest of the Investors, an Event of Default has occurred, or is or may be continuing:

(a)          the Holder Representative acting on behalf of the Investors may notify the Company that is wishes to investigate such purported Event of Default;

(b)          the Company shall cooperate with the Holder Representative in such investigation;

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(c)          the Company shall comply with all reasonable requests made by the Holder Representative to the Company in connection with any investigation by the Holder Representative and shall (i) provide all information requested by the Holder Representative in relation to the Event of Default to the Holder Representative; provided that the Holder Representative agrees that any materially price sensitive information and/or non-public information will be subject to confidentiality, and (ii) provide all such requested information within three (3) Business Days of such request; and

(d)          the Company shall pay all reasonable costs incurred by the Investors, and, if and as applicable, the Holder Representative in connection with any such investigation.

7.3          Remedies Upon an Event of Default

(a)          If an Event of Default occurs pursuant to Section 7.1(a), the Investors and the Holder Representative, as applicable, shall have such remedies as are set forth in the Notes.

(b)          If an Event of Default occurs pursuant to Section 7.1(b) or Section 7.1(c) and is not remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c), or (ii) ten (10) Business Days for an Event of Default occurring pursuant to Section 7.1(b), the Holder Representative may declare, by notice to the Company, effective immediately, all outstanding obligations by the Company under the Transaction Documents to be immediately due and payable in immediately available funds and the Investors shall have no obligation to consummate any Closing under this Agreement or to accept the conversion of any Note into Conversion Shares.

(c)          If any Event of Default occurs and is not remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c), or (ii) ten (10) Business Days for an Event of Default occurring pursuant to Section 7.1(b), the Holder Representative may, by written notice to the Company, terminate this Agreement effective as of the date set forth in the Holder Representative’s notice.

8.           TERMINATION

8.1          Events of Termination. This Agreement:

(a)          may be terminated:

(i)          by the Investors on the occurrence or existence of a Securities Termination Event or a Change of Control;

(ii)         by the mutual written consent of the Company and the Investors, at any time;

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(iii)        by either Party, by written notice to the other Party, effective immediately, if a Closing has not occurred within fifteen (15) Business Days of the date of this Agreement or such later date as the Company and Placement Agent agree in writing, provided that the right to terminate this Agreement under this Section 8.1(a)(iii) is not available to any party that is in material breach of or material default under this Agreement or whose failure to fulfill any obligation under this Agreement has been the principal cause of, or has resulted in the failure of a Closing to occur; or

(iv)        by the Investors or the Holder Representative, as applicable, in accordance with Section 7.3(c).

8.2          Automatic Termination. This Agreement will automatically terminate, without further action by the parties, at the time after a Closing that the Principal Amount outstanding under the Notes and any accrued but unpaid interest is reduced to zero (0), whether as a result of Conversion or repayment by the Company in accordance with the terms of this Agreement and the Notes and the Investor no longer holds any Investor Shares.

8.3          Effect of Termination.

(a)          Subject to Section 8.3(b), each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

(b)          If an Investor terminates this Agreement under Section 8.1(a)(i):

(i)          such Investor may declare, by notice to the Company, all outstanding obligations by the Company under the Transaction Documents to be due and payable (including, without limitation, the immediate repayment of any Principal Amount outstanding under its Note plus accrued but unpaid interest) without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; and

(ii)         the Company must within five (5) Business Days of such notice being received, pay to such Investor in immediately available funds the outstanding Principal Amount for the Note plus all accrued interest thereon (if any), unless such Investor terminates this Agreement as a result of an Event of Default and provided that (A) subsequent to the termination under Section 8.1(a)(i), such Investor is not prohibited by Law or otherwise from exercising its conversion rights pursuant to this Agreement or the Note or exercise rights pursuant to the Warrants, (B) such Investor actually exercises its conversion rights under this Agreement or the Note or under the Warrant, and (C) the Company otherwise complies in all respects with its obligation to issue Conversion Shares in accordance with the Note or issue Warrant Shares in accordance with the Warrants (which obligation will survive termination).

(c)          Upon termination of this Agreement, such Investor will not be required to fund any further amount after the date of termination of the Agreement, provided that termination will not affect any undischarged obligation under this Agreement, and any obligation of the Company to pay or repay any amounts owing to such Investor hereunder and which have not been repaid at the time of termination.

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(d)          Nothing in this Agreement will be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other Party of its obligations under this Agreement.

(e)          Notwithstanding anything herein to the contrary, the Company’s covenant under Section 5.8 of this Agreement shall survive the termination of this Agreement in accordance with its terms until the Principal Amount outstanding under the Notes and any accrued but unpaid interest is reduced to zero (0), whether as a result of Conversion or repayment by the Company in accordance with the terms of this Agreement.

9.           REGISTRATION RIGHTS

9.1          The Investors’ Registration Rights. The Investors’ registration rights are set forth in the Registration Rights Agreement substantially in the form of Exhibit F.

10.         RIGHTS TO FUTURE STOCK ISSUANCES. Subject to the terms and conditions of this Section 10 and applicable securities laws, if at any time prior to the first anniversary of the initial Closing, the Company proposes to offer or sell any New Securities in a Qualified Financing, the Company shall first offer the Investors the opportunity to purchase up to one hundred percent (100%) of such New Securities in a Qualified Financing. The Investors shall be entitled to apportion the right of first offer hereby granted to them in proportions as their respective ownership percentages of the Notes and accompanying Warrants.

10.1       The Company shall give notice (the “Offer Notice”) to the Investors, stating (a) its bona fide intention to offer such New Securities, (b) the number of such New Securities to be offered, and (c) the price and terms, if any, upon which it proposes to offer such New Securities.

10.2       By notification to the Company within three (3) days after the Offer Notice is given, the Investors may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to one hundred percent (100%) of such New Securities. The closing of any sale pursuant to this Section 10 shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 10.3.

10.3       The Company may, during the ninety (90) day period following the expiration of the period provided in Section 10.2, offer and sell the remaining portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 10.

10.4       The right of first offer in this Section 10 shall not be applicable to Exempted Securities, or any New Securities registered for sale under the Securities Act.

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11.         GENERAL PROVISIONS

11.1       Fees and Expenses. Except as set forth in the engagement letter between the Company and the Placement Agent dated March 19, 2022, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Notes and accompanying Warrants.

11.2       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

Northann Corp.
c/o Northann Distribution Center Inc.

9820 Dino Drive, Suite 110

Elk Grove, NV 95624

Attention: Lin Li, CEO

Email: ken.li@benchwick.com

With a copy (which shall not constitute notice) to:

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attention: Mengyi “Jason” Ye, Esq.

Email: jye@orllp.legal

If to the Placement Agent:

Univest Securities, LLC

375 Park Avenue, 27th Floor

New York, NY 10152

Attention: Edric Guo

Email: yguo@univest.us

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If to an Investor, to the address set forth on the applicable Investor’s signature page.

Or such other address as may be designated in writing hereafter, in the same manner, by such Person.

11.3       Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

11.4       Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

11.5       Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York State Court or in the United States District Court sitting in New York County, New York. The Company and each Investor irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

11.6       WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

11.7       Survival. The representations, warranties, agreements and covenants contained herein shall survive the applicable Closing and the delivery of the Securities.

11.8       Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

11.9       Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and a Majority in Interest of the Investors. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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11.10     Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

11.11     Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Company and each Investor and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of a Majority in Interest of the Investors. Each Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor” and such transferee is an accredited investor.

11.12     No Third-Party Beneficiaries. Except for the indemnification provisions set forth herein, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11.13     Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.14     Counterparts. This Agreement may be executed in two or more identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Signature pages delivered by facsimile or e-mail shall have the same force and effect as an original signature.

11.15     Specific Performance. The Company acknowledges that monetary damages alone would not be adequate compensation to any Investor for a breach by the Company of this Agreement and such Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if (a) the Company fails to comply or threatens not to comply with this Agreement or (b) any Investor has reason to believe that the Company will not comply with this Agreement.

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11.16     Appointment of Agent and Holder Representative. In furtherance of the authority granted Investors pursuant to Section 2.2(b) of the Notes and under Section 1 of this Agreement with respect to the right of the Majority in Interest of the Investors (as defined herein) to appoint a Holder Representative, a Majority in Interest of the Investors hereby appoints Univest Securities, LLC to act as their agent with respect to administering their rights under the Transaction Documents and to act as their Holder Representative upon the occurrence and continuance of an Event of Default (as defined in the applicable Transaction Document). The rights and obligations of Univest Securities, LLC as Agent and Holder Representative may be further described in one or more separate agreements. So long as an Holder Representative has been duly appointed in accordance with the terms hereof and is carrying out its obligations under the Notes, no Investor other than the Holder Representative may pursue any remedy with respect to the Notes in connection with an Event of Default.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY:
Northann Corp.

By:
Name:Lin Li
Title: CEO

[Signature Page of Securities Purchase Agreement]

INVESTOR SIGNATURE PAGE TO THE Northann Corp. SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Investor:

Signature of Authorized Signatory of Investor:
Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Authorized Signatory:
Facsimile Number of Authorized Signatory:

Address for Notice to Investor:

Closing Subscription Amount:	$

Number of Warrants

EIN Number:

APPENDIX A

SCHEDULE OF INVESTORS

Name of Investor	Principal Sum of Note	Warrants	Subscription Amount
	$			$

			TOTAL:	$

EXHIBIT A

FORM OF SECURITY AGREEMENT

[See attached]

EXHIBIT B

FORM OF COMPANY PATENT SECURITY AGREEMENT

[See attached]

EXHIBIT C

FORM OF COMPANY TRADEMARK SECURITY AGREEMENT

[See attached]

EXHIBIT D

FORM OF SUBSIDIARY GUARANTY

[See attached]

EXHIBIT E

FORM OF SUBSIDIARY SECURITY AGREEMENT

[See attached]

EXHIBIT F

FORM OF REGISTRATION RIGHTS AGREEMENT

[See attached]

EXHIBIT G

FORM OF NOTE

[See attached]

EXHIBIT H

FORM OF Warrant

[See attached]

EXHIBIT I

FLOW OF FUNDS REQUEST

Northann Corp. – Securities Purchase Agreement – Flow of Funds Request

In connection with the Securities Purchase Agreement, dated May , 2022 (the “Securities Purchase Agreement”) between Northann Corp. (the “Company”) and the Investors, and the Escrow Agreement, dated May , 2022 (the “Escrow Agreement”) between the Company and the Escrow Agent (as defined in the Securities Purchase Agreement) the Company irrevocably authorizes the Escrow Agent to distribute such funds as set out below, in the manner set out below, at a Closing.

Capitalized terms used but not otherwise defined in this letter will have the meaning given to such terms in the Securities Purchase Agreement.

Item	Amount
Closing	$
Total	$

Please transfer the net amount of US $___________ due at the Closing, to the following bank account:

Beneficiary Bank:

Swift code:

ABA/Routing #:

Account #:

Beneficiary name and address:

Yours sincerely,

Northann Corp.

By:
Name: Lin Li
Title: CEO